Exhibit 10.38

VOLUME SIX HUNDRED FORTY NINE

NUMBER: 40,375 (FORTY THOUSAND THREE HUNDRED SEVENTY FIVE).

In Ciudad Juarez, State of Chihuahua, on July 2, 2010, before me, Mr. LEOPOLDO GOMEZ MELENDEZ, Notary Public Applicant Ascribed to Notary Public Number Twenty Eight due to temporary absence of Mr. OSCAR CAYETANO BECERRA TUCKER, Notary Public Number Twenty Eight, in exercise for this Bravos Judicial District, acting in the Ordinary Open Protocol, I attest the PURCHASE AND SALE AGREEMENT entered into on one part by the company AUTOPARTES Y ARNESES DE MEXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, hereinafter referred to as the “SELLER”, represented by its legal representative Mr. LUIS MIGUEL FOURZAN FIERRO; and on a second part the company KEYTRONIC JUAREZ, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, hereinafter referred to as the “BUYER”, represented by its legal representative Mr. RICARDO HERNANDEZ OÑATE, which is granted t pursuant to the following recitals and clauses:

R E C I TA L S

FIRST. The SELLER declares, through its appearing legal representative, that:

a) It is a company duly incorporated and existing pursuant to the laws of the Mexican United States (hereinafter “México”), and that it has the authority and capacity to execute this Agreement and to abide to its terms and conditions.

b) It is the owner and has the possession and full domain of two tracts of land (hereinafter referred to as “Land One” and “Land Two” and jointly referred to as the “LAND”) located in PARQUE INDUSTRIAL GEMA located in this city which are identified as follows:

b.1) Land One has a surface area of 27,596.122 square meters and the following meets and bounds: Partiendo del punto numero uno del polígono, localizando en la esquina que forman al juntarse las Calles Magneto y Chamizal, al dos, rumbo SE 86º45’, se miden ciento treinta y un metros ochenta y siete centímetros; linda con Calle Magneto; del dos al tres con un ángulo de 89º44’, un radio de veintidós metros cincuenta centímetros, en línea curva se miden treinta y cinco metros veinticuatro centímetros, linda con el punto de intersección que forman al juntarse las Calles Magneto y De Los Deportistas; del tres al cuatro rumbo SW 02º59’, se miden ciento treinta y siete metros sesenta centímetros, linda con propiedad de PIMSA; del cuatro al cinco rumbo SW 10º16’, se miden diecinueve metros treinta y tres centímetros, linda propiedad de PIMSA; del cinco al seis rumbo NW 86º45’, se miden ciento cincuenta y dos metros setenta y nueve centímetros, linda con propiedad particular; y del seis al uno de partida para cerrar la figura rumbo NE 3º15’, se miden ciento setenta y nueve metros treinta centímetros, linda con Calle Chamizal.

b.2) Land Two has a surface area of 2,356.202 square meters, and the following meets and bounds: del punto uno al punto dos con un ángulo de 40º07’10”, radio de setenta metros, en línea curva se miden cuarenta y nueve metros quince milímetros; del dos al tres rumbo SE 42º08’00”, se miden diez metros quinientos cincuenta y dos milímetros; del tres al cuatro con un ángulo de 90º07’25”, un radio de veintiocho metros, en línea curva se miden cuarenta y cuatro metros y cuarenta y tres milímetros; del cuatro al cinco rumbo SW 47º05’20”, se miden diez metros; del cinco al seis con un ángulo de 38º37’44”, un radio de sesenta y cinco metros, en línea curva se miden cuarenta y tres metros ochocientos veintitrés milímetros; del seis al siete rumbo SW 07º38’05”, se miden catorce metros setecientos un milímetros; lindando por todas estas medidas con calle de los deportistas; y del siete al uno de partida para cerrar la figura rumbo NE 03º21’42”, se miden ciento cincuenta y siete metros trescientos ochenta y cinco milímetros, linda con la propiedad de Autopartes y Arneses de México, S.A. de C.V.

c)	It acquired the LAND as follows:

1. Land One was acquired through Public Deed number 9,311, dated May 15, 1995, issued by Mr. Aureliano Gonazalez Baz, Notary Public Number 1 for the Bravos District, State of Chihuahua, recorded with the Public Registry of Property under number 1487, page 86 book 2267, section first, on November 23, 1995, same which contains the transfer of a real estate property through the total execution of a trust and extinction entered into with Banco Nacional de Mexico, S.A. regarding a plot of land with a surface area of 27,596.122.

2. Land Two was acquired through Public Deed number 14,523, dated November 15, 1995, issued by Mr. Oscar Becerra Tucker, Notary Public number 28, acting within the protocol of Mr. Eduardo Romero Ramos, Notary Public Number 4 for the Bravos District, State of Chihuahua, through which Parques Industriales Mexicanos transferred Land Two through a purchase and sale entered into by Autopartes y Arneses de Mexico, S.A. dec.V. as buyer and by Parques Industriales Mexicanos S.A. de C.V. as seller. Such Public Deed was recorded with the Public Registry of Property under number 848, page 52 book 2288, section I, on April 3, 1996.

d)	On Land One there is an industrial building owned by the SELLER with an approximate surface area of 10,518.48 square meters. On Land Two there is an industrial building owned by the SELLER with a total approximate surface area of 143.85 square meters. The buildings mentioned in this Clause shall be referred to as the “BUILDING” or the “BUILDINGS”. For purposes of clarity the LAND and the BUILDING shall be hereinafter jointly referred to ass the “PROPERTY”.

e)	All constructions made on the LAND have been recorded with the respective Property Tax Office and all the corresponding Property Taxes for the BUILDING and any additions or improvements thereto have been paid by the SELLER.

f)	The PROPERTY is free of liens and limitations of domain and up to date in the payment of its tax obligations, as evidenced with the lack of liens certificate and with the receipts of the payments of the Real Property Tax and water supply, which certified copies are attached to the appendix of this volume of my protocol under the number hereinafter established.

g)	The PROPERTY will be transferred to the BUYER with all with all existing easements to its property line for access, water, sewer, storm drainage, electricity, telephone service, natural gas and any other currently existing utilities.

h)	All public utilities are up to date in their payments and are separately metered. Specifically the BUILDING has 623 KVA’s of electricity.

i)	The PROPERTY is zoned for industrial use and has complied with all the applicable environmental laws, as evidenced in the use of land certificates issued by the Local Municipal Authorities, which certified copy is attached to the appendix of this volume of my protocol under the number hereinafter established.

j)	There is no litigation pending pursuant to which the SELLER has been served or has otherwise been given notice or become aware of its existence, and, there is no litigation threatened nor is there any pending or threatened governmental or administrative proceeding which might materially affect SELLER’s title to the PROPERTY or ability to perform its obligations hereunder.

k)	The PROPERTY is not currently leased.

l)	The representative of the SELLER is duly authorized to act on behalf of the SELLER through power of attorney for acts of domain issued through the public deed included in the certification of documents that I attach to the appendix of this public deed under the number hereinafter established.

m)	It wishes to enter into this Agreement and sell the PROPERTY to the BUYER subject to the terms and conditions hereinafter set forth.

SECOND. The BUYER declares, through its legal representative, that:

a)	It is a company duly incorporated and existing pursuant to the laws of Mexico and has the authority and capacity to enter into this Agreement and to abide to its terms and conditions.

b)	It wishes to enter into this Agreement and purchase the PROPERTY pursuant to the terms and conditions hereinafter set forth.

c)	The representative of the BUYER is duly authorized to act on behalf of the BUYER through power of attorney for acts of management issued through the public deed included in the certification of documents that I attach to the appendix of this public deed under the number hereinafter established, and therefore is able to execute this Agreement on its behalf.

THIRD. The parties jointly declare and state, that:

a)	They recognize the legal existence of each one and the legal representation of their representatives.

b)	Regarding the execution hereof, there has been no bad faith, error, deceit or duress that could invalidate or null the same.

Given the above, the parties hereto grant the following:

C L A U S E S

FIRST. AUTOPARTES Y ARNESES DE MEXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, through its appearing legal representative, SELLS to KEYTRONIC JUAREZ, SOCIEDAD ANONIMA DE CAPITAL VARIABLE the PROPERTY with the meets and bounds described paragraphs b.1 and b.2 of First Recital hereof, which are hereby reproduced as if they were literally inserted, as is, ad-corpus, with everything that in fact and by law belongs to the PROPERTY, free of liens and other limitations of domain, and up to date on the payment of its tax obligations, and covenants and agrees to indemnify, protect, hold harmless and defend the BUYER against any rights of third parties to possession

SECOND. The BUYER hereby acquires the PROPERTY as is, ad-corpus, and receives material and legal possession of the PROPERTY, to its full satisfaction.

THIRD. The PROPERTY is hereby be conveyed to the BUYER with all existing easements to its property line for access, water, sewer, storm drainage, electricity, telephone service, natural gas and any other currently existing at the BUILDING.

FOURTH. The parties agree that the items included in the list that is attached to the appendix of this deed with the corresponding letter, are not part of this transaction and shall remain property of the SELLER.

FIFTH. The SELLER hereby assigns all rights regarding public services of the PROPERTY in favor of the BUYER. Specifically, the SELLER hereby assigns and transfer as part of the PROPERTY subject matter of this agreement, the total hired capacity of electricity, including KVA’s that currently correspond to the PROPERTY. SELLER agrees to execute all documents required to transfer the rights of such services and to provide all required assistance to the BUYER so that it may finalize such transfer after the execution hereof.

SIXTH. The agreed price for the PROPERTY is the amount of USD$2,238,112.59 (TWO MILLION TWO HUNDRED THIRTY EIGHT THOUSAND ONE HUNDRED TWELVE DOLLARS AND 59/100 LEGAL CURRENCY OF THE UNITED STATES OF AMERICA) (hereinafter the “PURCHASE PRICE”), plus the Value Added Tax that corresponds to the BUILDINGS, and shall be paid as follows:

I. The SELLER has received the amount of USD$1,566,678.82 (ONE MILLION FIVE HUNDRED SIXTY SIX THOUSAND SIX HUNDRED SEVENTY EIGHT DOLLARS 82/100 LEGAL CURRENCY OF THE UNITED STATES OF AMERICA), same which represents 70% seventy per cent of the PURCHASE PRICE, the SELLER hereby issues the broadest receipt allowed by law for such amount and waives any legal action that it may have against the BUYER regarding the payment of such amount.

The payment of the amount of USD$671,433.78 (SIX HUNDRED SEVENTY ONE THOUSAND FOUR HUNDRED THIRTY THREE DOLLARS 78/100 LEGAL CURRENCY OF THE UNITED STATES OF AMERICA), or its equivalent in pesos legal currency of the Mexican United States, which represents the remaining 30% thirty percent of the PURCHASE PRICE, shall be paid on or before January 4, 2011. Said payment shall be guaranteed by the BUYER through an irrevocable standby letter of credit issued in favor of the SELLER, same which will have immediate availability of funds. Such letter of credit shall be delivered to the SELLER by the BUYER at the latest on July 8, 2010. In the event that the SELLER does not make payment of the balance of the Purchase Price to the SELLER, the SELLER may present the letter of credit for payment through a simple notice in writing delivered to the issuing bank and the BUYER shall not interfere nor object the corresponding payment to the SELLER.

II. The parties declare that of the PURCHASE PRICE, the amount of USD$1,116,468.30 (ONE MILLION ONE HUNDRED SIXTEEN THOUSAND FOUR HUNDRED SIXTY EIGHT DOLLARS 30/100 LEGAL CURRENCY OF THE UNITED STATES OF AMERICA), equivalent to the amount of $14,340,030.43 pesos (FOURTEEN MILLION THREE HUNDRED FORTY THOUSAND THIRTY PESOS 43/100 LEGAL CURRENCY OF THE UNITED MEXICAN STATES), corresponds to the LAND, and the amount of USD$1,121,644.30 (ONE MILLION ONE HUNDRED TWENTY ONE THOUSAND SIX HUNDRED FORTY FOUR DOLLARS 30/100 00/100 LEGAL CURRENCY OF THE UNITED STATES OF AMERICA), equivalent to the amount of $14,406,511.52 pesos (FOURTEEN MILLION FOUR HUNDRED SIX THOUSAND FIVE HUNDRED ELEVEN PESOS 52/100 LEGAL CURRENCY OF THE UNITED MEXICAN STATES), correspond to the BUILDINGS, therefore the Value Added Tax that is transferred pursuant to Article 11 of the Value Added Law, is the amount of USD$179,463.09 (ONE HUNDRED SEVENTY NINE THOUSAND FOUR HUNDRED SIXTY THREE DOLLARS 09/100 LEGAL CURRENCY OF THE UNITED STATES OF AMERICA), therefore the payment of such tax shall be made by the BUYER on the same manner and dates and in the proportion agreed for the payment of the PURCHASE PRICE in this Clause Sixth of this Agreement. For clarity purposes, the PURCHASE PRICE for the BUILDING located in LAND ONE is the amount of USD$1,106,512.19 (ONE MILLION ONE HUNDRED SIX THOUSAND FIVE HUNDRED TWELVE DOLLARS 19/100 LEGAL CURRENCY OF THE UNITED STATES OF AMERICA) equivalent to the amount of $14,212,153.22 pesos (FOURTEEN MILLION

TWO HUNDRED TWELVE HUNDRED ONE HUNDRED FIFTY THREE PESOS 22/100 LEGAL CURRENCY OF THE MEXICAN UNITED STATES), to such amount corresponds a Value Added Tax of $2,273,944.52 pesos (TWO MILLION TWO HUNDRED SEVENTY THREE THOUSAND NINE HUNDRED FORTY FOUR PESOS 52/100 LEGAL CURRENCY OF THE UNITED MEXICAN STATES). The PURCHASE PRICE for the BUILDING located in LAND TWO is the amount of USD$15,132.11 (FIFTEEN THOUSAND ONE HUNDRED THIRTY TWO DOLLARS 11/100 LEGAL CURRENCY OF THE UNITED STATES OF AMERICA) equivalent to $194,358.33 pesos (ONE HUNDRED NINETY FOUR THOUSAND THREE HUNDRED FIFTY EIGHT DOLLARS 33/100 LEGAL CURRENCY OF THE UNITED MEXICAN STATES), to such amount corresponds a Value Added Tax of $31,097.33 pesos (THIRTY ONE THOUSAND NINETY SEVEN PESOS 33/100 LEGAL CURRENCY OF THE MEXICAN UNITED STATES).

SEVENTH. The BUYER assumes the obligation to pay all expenses taxes, costs and fees derived from the issuance of this deed, including without limited to all appraisals, notarial fees, registration costs, taxes and expenses related to the execution and registration of this deed, except for the income tax which shall be paid by the SELLER.

Regarding the above, each party shall pay the fees, expenses and costs of their respective accounting, legal, environmental, engineering and other advisers required for the execution of this instrument.

EIGHTH. The parties agree to prorate all property taxes, utilities and other charges applicable to the PROPERTY as of this date. The prorating shall be made on the basis of a 365 day year, as of 12:01 a.m. of today. If the amount of taxes, maintenance fees, and other amounts are not known at this time, the parties agree that they shall be readjusted (payment or reimbursement) as soon as the amounts of such taxes, maintenance fees or other amounts are known, in accordance with the evidence presented. The prorating shall be made according with the number of days of the year during which each one of the parties was the owner of the PROPERTY. This Clause shall survive the execution hereof.

NINTH. Whenever it shall be necessary or desirable for either of the parties to serve any notice upon the other party pursuant to the provisions of this Deed, such notice shall be in writing and be either served personally or sent by registered or certified mail, return receipt requested to the addresses set forth herein until otherwise directed in writing by the party that wishes to change its address:

To the SELLER: AUTOPARTES Y ARNESES DE MÉXICO, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, Ave de la Industria 4250, Parque Industrial Juárez, C.P. 32630, Ciudad Juárez, Chihuahua. Attn: Ingeniero Luis Miguel Fourzan. With copy to: Baker & McKenzie, Paseo Triunfo de la Republica 3304, Colonia Partido Escobedo, Ciudad Juárez, Chihuahua, Attn:: Irlanda Torres Lara.

To the BUYER: KEY TRONIC JUAREZ, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, Calle Magneto 7824, Parque Industrial Gema, Ciudad Juárez, Chihuahua, Attn: Mr. Ricardo Hernandez. With a copy to: KEY TRONIC CORPORATION. North 4424 Sullivan Road, Spokane, WA 99216, Attn: Kathleen Nemeth. With a copy to: TOULET, GOTTFRIED, DAVILA Y MARTINEZ, Boulevard Tomas Fernandez 7939-209, Building “B”, Ciudad Juarez, Chihuahua, zip code 32460, Attn: Alejandro Toulet.

TENTH. The BUYER agrees to destine the PROPERTY acquired hereby for industrial purposes or for any other legally permitted purpose, and agrees to comply with the Urban Development Law for the State of Chihuahua and other applicable provisions in force for human settlement issues.

ELEVENTH. The SELLER hereby covenants and agrees to hold the BUYER harmless and to indemnify it against any claim, action, petition, lawsuit, payment and/or liability presented, collected or imposed against it by any authority or governmental entity of administrative, legislative or judicial nature due to any deficiency, error, omission or inaccuracy incurred in the computation and/or payment of the property taxes of the Property to the date of execution hereof, or in the accurate and timely declaration and manifestation to said authorities of the information required for the adequate and correct computation of such property taxes, until and including the date of execution hereof.

TWELFTH. The appearing parties accept this deed in all and each one of its parts, given that it has been drafted in accordance with their agreements; and for everything related to this agreement the parties hereby expressly submit to the provisions of the Civil Code in force in the State of Chihuahua and to the jurisdiction of the Courts of Ciudad Juarez, State of Chihuahua, expressly waiving any other jurisdiction that may correspond to them due to their future or present domiciles.

THIRTEENTH. Given that the SELLER has filed a request of Site Abandonment Study with the corresponding environmental authorities, but as of the date hereof, the corresponding visit to the Property by the authorities has not taken place, the parties agree that the BUYER shall grant access and assistance to the environmental authorities and personnel of the SELLER in order for them to perform an inspection to the premises as required by the authority to be able to issue the Acuerdo de Archivo of the Site Abandonment Study of the PROPERTY. In the event that the authority does not issue the Acuerdo de Archivo of the Site Abandonment Study of the Property for any reason before January 4, 2011, the Seller covenants and agrees to keep the Buyer harmless and indemnify it against any claim, suit, demand, liability, payment or disbursement that is required from it by any bounding third party or competent authority for any direct or indirect breach or infringement of any legal provision of environmental nature that took place and that affects the Property or any person or entity before the date of execution hereof.-----------------------------------------

FOURTEENTH. The possession of the Property is hereby delivered by the SELLER to the BUYER, which receives same to its satisfaction. The BUYER will allow the SELLER to occupy the administrative offices of the Property for a maximum term of 30 calendar days, as of the date of execution hereof, same term that is granted to allow the SELLER to vacate the premises together with the personal property of its ownership. Seller must stay within the area of the PROPERTY designated by the BUYER. In the event the Seller remains occupying the administrative offices of the Property or has not removed its property from the premises, it pay a contractual penalty to the Buyer, equivalent to USD$1,000.00 (ONE THOUSAND DOLLARS 00/100 LEGAL CURRENCY OF THE UNITED STATES OF AMERICA) per each day during which it exceeds the term mentioned in this Clause, same which may be deducted from the amounts due to the Seller by the Buyer. The Seller covenants and agrees to not interfere in any way with the activities of the Buyer at the premises after the date of execution hereof, and agrees and recognizes that its only function at the premises after the date of execution of this agreement will be performing administrative office work within the currently occupied area, packing and moving of its office equipment, files, and other office furniture, raw materials and equipment property of the SELLER which is currently located at the manufacturing area, same activities which it shall conclude within the specified term of 30 calendar days after the execution of this instrument.

The SELLER hereby covenants and agrees to indemnify the BUYER from and against any damage caused to the PROPERTY while its representatives, agents and employees have a presence thereat during the mentioned 30 calendar day term. The SELLER hereby covenants and agrees to hold the BUYER harmless against any liability, suit, claim or payment of any nature imposed, filed or charged against it by any party or authority for reason of any injury or accident, suffered by any of the agents, representatives and/or employees of the SELLER while they have a presence at the PROPERTY, including any increase in the labor risk insurance premium of the BUYER. Furthermore, the SELLER shall indemnify the BUYER against any damages and loss of business caused to by any labor stoppage or strike filed by SELLER’s employees that for any reason affects the operation of the BUYER at the Property.